                                                                  EXHIBIT 5.1

INTERNAL REVENUE SERVICE                           DEPARTMENT OF THE TREASURY
DISTRICT DIRECTOR
P.O. BOX 2508
CINCINNATI, OH 45201                      Employer Identification Number:
                                              34-0253240
Date: MAY 22, 1995                        File Folder Number:
                                              340001449
THE GOODYEAR TIRE & RUBBER COMPANY        Person to Contact:
C/O KENT L. MANN                              CATHERINE WAITE
THOMPSON, HINE & FLORY                    Contact Telephone Number:
1100 NATIONAL CITY BANK BUILDING              (513) 684-3079
CLEVELAND, OH  44114                      Plan Name:
                                            EMPLOYEE SAVINGS PLAN FOR
                                            HOURLY EMPLOYEES
                                          Plan Number: 005

Dear Applicant:

     We have made a favorable determination on your plan, identified above, based on the information supplied. Please keep this letter in your permanent records.

     Continued qualification of the plan under its present form will depend on its effect in operation. (See section 1.401-1(b)(3) of the Income Tax Regulations.) We will review the status of the plan in operation periodically.

     The enclosed document explains the significance of this favorable determination letter, points out some features that may affect the qualified status of your employee retirement plan, and provides information on the reporting requirements for your plan. It also describes some events that automatically nullify it. It is very important that you read the publication.

     This letter relates only to the status of your plan under the Internal Revenue Code. It is not a determination regarding the effect of other federal or local statutes.

     This determination is subject to your adoption of the proposed amendments submitted in your letter dated April 26, 1995. The proposed amendments should be adopted on or before the date prescribed by the regulations under Code section 401(b).

     This determination letter is applicable for the amendment(s) adopted on December 20, 1994.

     This plan satisfies the nondiscrimination in amount requirement of section 1.401(a)(4)-1(b)(2) of the regulations on the basis of a design-based safe harbor described in the regulations.

     This letter is issued under Rev. Proc. 93-39 and considers the amendments required by the Tax Reform Act of 1986 except as otherwise specified in this letter.

     This plan satisfies the nondiscriminatory current availablity require-ments of section 1.401(a)(4)-4(b) of the regulations with respect to those benefits, rights, and features that are currently available to all employees in the plan's coverage group. For this purpose, the plan's coverage group

                                                             Letter 835 (DO/CG)

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                                     -2-



THE GOODYEAR TIRE & RUBBER COMPANY


consists of those employees treated as currently benefiting for purposes of demonstrating that the plan satisfies the minimum coverage requirements of section 410(b) of the Code.

     This letter may not be relied upon with respect to whether the plan satisfies the qualification requirements as amended by the Uruguay Round Agreements Act, Pub. L. 103-465.

     We have sent a copy of this letter to your representative as indicated in the power of attorney.

     If you have questions concerning this matter, please contact the person whose name and telephone number are shown above.

                                     Sincerely yours,

                                     /s/ C. Ashley Bullard
                                     ----------------------------
                                     C. Ashley Bullard
                                     District Director


Enclosures:
Publication 794
Reporting & Disclosure Guide
  for Employee Benefit Plans





                                                            Letter 835 (DO/CG)
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INTERNAL REVENUE SERVICE                   Department of the Treasury

District                                   P.O. Box 2508, Cincinnati, OH 45201
Director                                   FF-340001449

Goodyear Tire and Rubber Company           Person to Contact:
1144 East Market Street                    Denise McMickens
Akron, Ohio 44114                          Telephone Number:
                                           216-522-3295
                                           Refer Reply to:
                                           EP/EO
                                           Date: MAY 21, 1986

                                           Name of Trust:
                                           Commingled Trust
                                           Date Trust was Executed:
                                           July 1, 1984

Dear Sir or Madam:

Based on the information supplied, we find that the master (group) trust is a pooled fund arrangement as described in Revenue Ruling 81-100, 81-13 I.R.B. 32. The trust is tax exempt under section 501(a) of the Internal Revenue Code with respect to the funds that equitably belong to its participating trusts that are qualified under section 401(a). The trust is also tax exempt under section 408(e) with respect to the funds that equitably belong to its participating individual retirement accounts that are qualified under section 408.

Participation in the master trust is limited to pension, profit-sharing, and stock bonus plans that are qualified under Code section 401(a) and are tax exempt under section 501(a) and individual retirement accounts that are qualified under section 408 and are tax exempt under section 408(e). The trust is subject to the provisions of section 502 (relating to feeder organizations), section 503 (relating to prohibited transactions), and sections 511 to 515 (relating to tax on unrelated business income).

The trustee of the master trust is governed by the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974 (ERISA) and, subject to the exceptions explained in this Act, has full responsibility for the investment of assets held by the trust.

The information in this letter relates only to the status of the master trust under the Internal Revenue Code and not to the effect of any other Federal or local statutes.

Please keep this determination letter in your permanent records. If you have any questions concerning this matter, please contact the person whose name and telephone number are shown above.


                                      Sincerely yours,

                                      /s/ James J. Ryan
                                      ---------------------------
                                      James J. Ryan
                                      District Director


                                                                Letter 1520(P)